UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2018

GENESIS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-103331	03-0377717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

11920 Southern Highlands Parkway, Suite 200

Las Vegas, Nevada 89141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 754 3326

3773 Fifth Ave., Ste. 301, Post Falls, ID 83854

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2018, the Board of Directors (the “Board”) of Genesis Financial Inc. (the Company”) appointed Mark Attinger to serve as the Company’s President and Chief Operating Officer.

Mark Attinger, age 53, Mr. Attinger brings to Genesis over 25 years of professional and executive experience gained within the Financial Services, Telecommunications and Business Process Outsourcing industries.  He has extensive experience in Finance, Operations, Technologies and Business Development; and has experience implementing technologies and operational solutions in Financial Services and for B2B clients domestically and internationally.   Mr. Attinger’s recent roles include CEO of SaaS technology start-up Zxerex Corporation (November 2016 to March 2018), Founding Partner and Principal of management consulting firm Customer Servicing Solutions LLC (July 2007 to November 2016), and CEO of B2B outsourcing service provider PCCW Teleservices US and Panama (November 2011 – October 2014). Mr. Attinger also served as CEO of Affina, a North American BPO service provider, COO at Prudential Financial, and Vice President of Performance & Quality Management and Vice President of US Authorizations, both at American Express. He has managed operations with up to a $200M in Revenue and 2,200 employees. Mr. Attinger earned his Bachelors of Science in Finance and Masters in Business Administration (MBA) from Brigham Young University.

The Company and Mr. Attinger entered into an ‘at will’ written employment agreement, dated as of February 6, 2018, as subsequently amended on March 27, 2018 (the “Attinger Employment Agreement”), which became effective as of April 1, 2018. Under the Attinger Employment Agreement Mr. Attinger will earn an annual salary of $300,000. The Attinger Employment Agreement provides that upon attainment of specified EBITDA targets and individual performance, Mr. Attinger is entitled to an annual bonus equal from 10% up to 55% of his base salary based upon criteria as to be established by the Compensation Committee of the Board. Additionally, he is entitled to participate in the Company’s employee future stock option plan and healthcare plans. The agreement also contains certain provisions for termination without cause, which may result in a severance payment equal to 12 months of base salary then in effect.

Additionally, on May 22, 2018, the Board approved a grant to Mr. Attinger of non-statutory plan options to purchase 1,750,000 shares of the Company’s common stock (the “Common Stock”). The options have a ten-year term and are scheduled to vest on a quarterly basis, in eight equal quarterly instalments, beginning with the quarter beginning July 1, 2018. The options have an exercise price per share of $3.00. In the event that the Company terminates Mr. Attinger’s employment without cause, then all unvested shares immediately vest and become exercisable.

Mr. Attinger has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Attinger and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

	By:	/s/ Roy Rose
June 7, 2018
Chief Executive Officer

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